EXHIBIT 3(i)

ARTICLES OF INCORPORATION
OF

DINELLO RESTAURANT VENTURES, INC.

The undersigned incorporator to these Articles of Incorporation hereby forms a corporation under the laws of the State of Florida as follows:

ARTICLE I

Name and Address

The name of this Corporation is:

Dinello Restaurant Ventures, Inc.

The mailing address and street address of the Corporation are:

2701 4th Street, North #102 & #103
St. Petersburg, FL 33704

ARTICLE II

Term of Existence

This Corporation shall have perpetual existence, commencing upon the date of filing of these Articles with the Florida Department of State.

ARTICLE III
Purpose

This Corporation is organized for the purpose of transacting any and all lawful business.

ARTICLE IV
Powers

The corporation shall have the power:

(a)

To have perpetual succession by its corporate name;

(b)

To sue and be sued, complain, and defend in its corporate name;

(c)

To have a corporate seal, which may be altered at will, and to use it , or a facsimile of it, by impressing, or affixing it or in any other manner reproducing it;

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(d)

To purchase, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal with real or personal property or any legal or equitable interest in property wherever located;

(e)

To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, and otherwise dispose of all or any part of its property;

(f)

To lend money to, and use its credit to assist, its officers and employees to the full extent permitted by law;

(g)

To make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations (which may be convertible into or include the option to purchase other securities of the corporation), and secure any of its obligations by mortgage or pledge of any of its property, franchises, and income and make contracts of guaranty and suretyship which are necessary or convenient to the conduct, promotion, or attainment of the business of a corporation the majority of the outstanding stock of which is owned, directly or indirectly, by the contracting corporation; a corporation which owns, directly or indirectly, a majority of the outstanding stock of the contracting corporation; or a corporation the majority of the outstanding stock of which is owned, directly or indirectly, by a corporation which owns, directly or indirectly, the majority of the outstanding stock of the contracting corporation, which contracts of guaranty and suretyship shall be deemed to be necessary or convenient to the conduct, promotion, or attainment of the business of the contracting corporation, and make other contracts of guaranty and suretyship which am necessary or convenient to the conduct, promotion, or attainment of the business of the contracting corporation;

(h)

To purchase, receive, subscribe for, or otherwise acquire, own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with, shares or other interests in, or obligations of, any other entity;

(i)

To tend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(j)

To conduct its business, locate offices and exercise the powers granted by this act within or without this state;

(k)

To elect directors and appoint officers, employees, and agents of the Corporation end define their duties, fix their compensation, and lend them money and credit;

(1)

To make and amend bylaws, not inconsistent with its Articles of Incorporation or with the laws of this state, for managing the business and regulating the affairs of the Corporation;

(m)

To make donations for the public welfare or for charitable, scientific, or educational purposes;

(n)

To transact any lawful business that will aid governmental policy;

(o)

To pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or at of its current or former directors, officers, employees, and agents and for any or all of the

EXHIBIT 3(i)

current or former directors, officers, employees and agents of its subsidiaries;

(p)

To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any shareholder for the purpose of acquiring at his death shares of its stock owned by the shareholder or by the spouse or children of the shareholder; and

(q)

To be a promoter, incorporator, partner, member, associate, or manager of any corporation, partnership, joint venture, trust, or other entity,

(r)

To make payments or donations or do any other act not inconsistent with law that furthers the business and affairs of the corporation;

ARTICLE V

Capital Stock

This Corporation is authorized to issue One Hundred (100) shares of One Dollar ($1.00) par value stock, which shall be designated Common Shares.

ARTICLE VI

Initial Registered Office and Agent

The street address of the initial registered office of this Corporation is:

2914 Gandy Blvd., #E
Tampa, FL 33611

and the name of its registered agent at such address is:

John Caramello

ARTICLE VII

Initial Board of Directors

This Corporation shall have One director(s) initially. The number of directors may be either increased or diminished from time to time by the Bylaws, but shall never be less than one (1). The name and address of the initial directors of this Corporation is:

Name and Address

John Caramello
2914 Gandy Blvd., #E
Tampa, FL 33611

EXHIBIT 3(i)

ARTICLE VIII
Incorporator

The name and address of the person signing these Articles are:

Name and Address

John Caramello
2914 Gandy Blvd., #E
Tampa, FL 33611

ARTICLE IX

Amendment

These Articles of Incorporation may be amended in the manner provided by law.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation, this day, Wednesday, April 02, 2003.

/s/ JOHN CARAMELLO
John Caramello

EXHIBIT 3(i)

ACCEPTANCE BY REGISTERED AGENT

Having been named as Registered Agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Date:	April 2, 2003	/s/ JOHN CARAMELLO
John Caramello